Exhibit 10.4

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 to Executive Employment Agreement (this “Amendment”) is made and entered into effective as of July 29, 2016 (the “Amendment Effective Date”), by and between MINDBODY, Inc., a Delaware corporation (the “Company”), and Kunal Mittal (“Executive”). All capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement (the “Agreement”) dated as of October 30, 2015;

WHEREAS, the Company and Executive wish to amend the Agreement to reflect certain changes in the duties to be performed and the compensation payable to Executive pursuant to the Agreement;

WHEREAS, pursuant to Section 14(d) of the Agreement, any modification to the Agreement must be in writing and signed by Executive and an authorized officer of the Company (other than Executive); and

WHEREAS, the compensation committee of the Board (the “Committee”) has approved the amendment of the Agreement in the manner reflected herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.Position. Effective as of June 1, 2016, Section 1(b) of the Agreement is hereby amended by deleting “Senior Vice President, Technology” therefrom and replacing it with “Chief Technology Officer.”

2.Base Salary. Effective as of July 1, 2016, Section 2(a) of the Agreement is hereby amended by deleting “$230,000” therefrom and replacing it with “$275,000”.

3.Equity Awards. The Committee has approved the following equity awards in connection with this Amendment:

a.Stock Options. The Committee has approved a grant of a stock option to purchase 20,300 shares of the Company’s Class A Common Stock, consistent with the Company’s standard terms for option awards, and the terms and conditions of the Plan.

b.RSUs. The Committee has approved an award of 9,000 restricted stock units, consistent with the Company’s standard terms for awards of restricted stock units, and the terms and conditions of the Plan.

4.Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of California without giving effect to provisions governing the choice of law.

5.Entire Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in the Agreement or this Amendment have been made or entered into by either party with respect to the subject matter hereof. The Agreement, this Amendment and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

6.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.Full Force and Effect. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective on the date and year first above written.

EXECUTIVE:

Dated: 8/2/2016__________________        /s/ Kunal Mittal_______________________________
Kunal Mittal

COMPANY:

MINDBODY, Inc.

Dated: 7/29/2016__________________    /s/ Richard Stollmeyer__________________________
Name: Richard Stollmeyer
Title: President and Chief Executive Officer